 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2440197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1030 E. Washington Street
Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

Amended and Restated Omnibus Incentive Plan
(Full title of the plan)

William S. Oesterle
Chief Executive Officer
Angie’s List, Inc.
1030 E. Washington Street
Indianapolis, IN 46202
Telephone: (317) 888-5478
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share - Amended and Restated Omnibus Incentive Plan	2,922,802	(2)	$10.11	(3)	$29,549,528.22	$3,805.98
Total	2,922,802				$29,549,528.22	$3,805.98

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents an annual increase on January 1, 2014 to the number of shares of the Registrant’s common stock reserved for issuance under the Amended and Restated Omnibus Incentive Plan (the “Plan”), which annual increase is provided for in the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Common Stock as reported on the NASDAQ Global Market on July 21, 2014 (rounded up to the nearest cent).

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its common stock for issuance under the Amended and Restated Omnibus Incentive Plan (the “Plan”) under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2011 (File No. 333-178131), and registered additional shares of its common stock for issuance under such Plan under Registration Statements on Form S-8 filed with the SEC on March 15, 2012 (File No. 333-180137) and October 24, 2013 (File No. 333-191884). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

a.	The Registrant’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 for the fiscal year ended December 31, 2013;

b.
The Registrant’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on April 24, 2014 and for the three and six months ended June 30, 2014 filed with the SEC on July 24, 2014;

c.	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 17, 2014, May 6, 2014, May 15, 2014, May 19, 2014, and June 9, 2014, only to the extent filed and not furnished; and

d.
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35339), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on November 7, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-176503	3.1	October 31, 2011
4.2	Amended and Restated Bylaws	S-1/A	333-176503	3.2	October 31, 2011
4.3	Common Stock Certificate	S-1/A	333-176503	4.1	October 31, 2011
4.4	Amended and Restated Omnibus Incentive Plan	S-8	333-191884	99.1	October 24, 2013
5.1	Opinion of Davis Polk & Wardwell LLP					X
23.1	Consent of Ernst & Young LLP independent registered public accounting firm					X
23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 24th day of July 2014.

Angie’s List, Inc.

By:	/s/ William S. Oesterle
Name: William S. Oesterle
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date
/s/ William S. Oesterle
	William S. Oesterle	Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2014
/s/ Thomas R. Fox
	Thomas R. Fox	Chief Financial Officer (Principal Financial Officer)	July 24, 2014
*
	John W. Biddinger	Director	July 24, 2014
*
	Mark Britto	Director	July 24, 2014
*
	John H. Chuang	Chairman of the Board	July 24, 2014
*
	Angela R. Hicks Bowman	Director	July 24, 2014
*
	Steven M. Kapner	Director	July 24, 2014
*
	David B. Mullen	Director	July 24, 2014
*
	Michael S. Maurer	Director	July 24, 2014
*
	Roger H. Lee	Director	July 24, 2014
*
	Susan E. Thronson	Director	July 24, 2014

*by:	/s/ William S. Oesterle
William S. Oesterle
Attorney-in-fact

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-176503	3.1	October 31, 2011
4.2	Amended and Restated Bylaws	S-1/A	333-176503	3.2	October 31, 2011
4.3	Common Stock Certificate	S-1/A	333-176503	4.1	October 31, 2011
4.4	Amended and Restated Omnibus Incentive Plan	S-8	333-191884	99.1	October 24, 2013
5.1	Opinion of Davis Polk & Wardwell LLP					X
23.1	Consent of Ernst & Young LLP independent registered public accounting firm					X
23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney					X